                                                                Exhibit (a)(30)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                               ALLIED GROUP, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This revised Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Common Share Certificates") evidencing shares of common stock, no par value (the "Common Shares"), of Allied Group, Inc., an Iowa corporation (the "Company"), are not immediately available, (ii) if Common Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Supplement (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This revised Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase (as defined below)) and a representation that the shareholder owns the Common Shares, and that the tender of the Common Shares effected thereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in this Notice of Guaranteed Delivery. See "Section
3. Procedures for Tendering Common Shares" of the Offer to Purchase as supplemented by Section 2 of the Supplement.

                        The Depositary for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

              By Mail:                 By Overnight Courier Delivery:                By Hand:
        Post Office Box 3301             85 Challenger Road -- Mail          120 Broadway, 13th Floor
     South Hackensack, NJ 07606                 Drop - Reorg                    New York, NY 10271
        Attn: Reorganization             Ridgefield Park, NJ 07660             Attn: Reorganization
             Department                     Attn: Reorganization                    Department
                                                 Department

                           By Facsimile Transmission:
                                 (201) 329-8936
                             Confirm by Telephone:
                                 (201) 296-4860

     DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This revised Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a revised Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the revised Letter of Transmittal.

                THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Nationwide Group Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide Mutual Insurance Company, an Ohio mutual insurance company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 19, 1998 (the "Offer to Purchase"), the Supplement thereto dated June 10, 1998 (the "Supplement") and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Tendering Common Shares" of the Offer to Purchase as supplemented by Section 2 of the Supplement.

Number of Common Shares:

Common Share Certificate Nos.
(If Available):

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    [ ]Check box if Common Shares will be
        delivered by book-entry transfer

Account No.
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SIGNATURE(S) OF HOLDER(S)

Dated:  ________ , 1998

Name(s) of Holders:

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Please Type or Print

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Address

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Zip Code

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Area Code and Telephone No.

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") hereby (a) represents that the above named person(s) "own(s)" the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Common Shares effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of Common Share Certificates tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the account maintained by the Depositary at The Depository Trust Company or Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed revised Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Section 3. Procedures for Tendering Common Shares" of the Offer to Purchase), and any other documents required by the revised Letter of Transmittal, within three (3) New York Stock Exchange, Inc. trading days after the date of execution of this revised Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the revised Letter of Transmittal and the Common Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase as supplemented by the Supplement.

                                 (PLEASE PRINT)

Name:
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Address:
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                                                                      (Zip Code)

AUTHORIZED SIGNATURE:
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Name:
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Title:
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Daytime Area Code and Tel. No.:
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Dated:
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NOTE: DO NOT SEND COMMON SHARE CERTIFICATES WITH THIS REVISED NOTICE OF
      GUARANTEED DELIVERY. COMMON SHARE CERTIFICATES SHOULD BE SENT WITH YOUR REVISED LETTER OF TRANSMITTAL.